Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K


                             POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED TOTAL RETURN SERIES, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                                  DATE


/s/ John F. Donahue           Chairman and Directors        March 4, 1997
John F. Donahue              (Chief Executive Officer)

/s/Glen R. Johnson            President                     March 4, 1997
Glen R. Johnson


/s/ J. Christopher Donahue    Executive Vice President      March 4, 1997
J. Christopher Donahue        and Director


/s/ John W. McGonigle         Treasurer, Executive          March 4, 1997
John W. McGonigle          Vice President and Secretary
                           (Principal Financial and Accounting
                           Officer)

/s/ Thomas G. Bigley          Director                      March 4, 1997
Thomas G. Bigley

/s/ John T. Conroy, Jr.       Director                      March 4, 1997
John T. Conroy, Jr.

/s/ William J. Copeland       Director                      March 4, 1997
William J. Copeland

/s/ James E. Dowd.            Director                      March 4, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.   Director                      March 4, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.   Director                      March 4, 1997
Edward L. Flaherty, Jr.
/s/ Peter E. Madden           Director                      March 4, 1997
Peter E. Madden

/s/ Gregor F. Meyer           Director                      March 4, 1997
Gregor F. Meyer

/s/ John E. Murray            Director                      March 4, 1997
John E. Murray

/s/ Wesley W. Posvar          Director                      March 4, 1997
Wesley W. Posvar

/s/ Marjorie P. Smuts         Director                      March 4, 1997
Marjorie P. Smuts



Sworn to and subscribed before me this 4th day of March, 1997


/s/ Marie M. Hamm
Marie M. Hamm